PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                                CULLEN VALUE FUND
                         A SERIES OF CULLEN FUNDS TRUST
                           To be held February 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF CULLEN FUNDS TRUST, on behalf of its series, Cullen Value Fund (the "fund") and relates to proposals with respect to the fund. The undersigned, having received notice of the meeting and proxy statement therefore, and revoking all prior proxies, hereby appoint James P. Cullen, Brooks H. Cullen and Rahul D. Sharma, each of them, as proxies for the undersigned, with full power of substitution in each of them to attend the Special Meeting of Shareholders of the fund to be held February 9, 2005, at 10:00 a.m. Eastern Time at the offices of Cullen Capital Management LLC, 645 Fifth Avenue, 7th Floor, New York, New York 10022, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and prospectus and revokes any proxy previously given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                       Date                        , 2005


                      PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

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                       Signature(s) (Title(s) if applicable)

                  PLEASE: Signature(s) should agree with the name(s) printed herein. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW


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 This proxy will be voted "For" Proposal 1 if no specification is made below.


For shareholders of Cullen Value Fund:


YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.


(1) To approve an Agreement and Plan of Reorganization between Cullen Value Fund (your fund) and Pioneer Cullen Value Fund. Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all its assets to Pioneer Cullen Value Fund in exchange for Class A shares of Pioneer Cullen Value Fund, a newly created fund with the same investment objectives and similar investment policies as your fund.


             FOR      |_|               AGAINST  |_|               ABSTAIN  |_|


(2) To vote and otherwise represent the above-signed shareholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof.




                   WE NEED YOUR VOTE BEFORE FEBRUARY 9, 2005.


           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

                             THANK YOU FOR YOUR TIME